UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 15, 2010 (July 7, 2010)

NATIONAL FINANCIAL PARTNERS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31781	13-4029115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Madison Avenue, 20th Floor New York, New York		10173
(Address of principal executive offices)		(Zip Code)

(212) 301-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A (this “Amendment”) by National Financial Partners Corp. (the “Company”) amends the Current Report on Form 8-K originally filed with the Securities and Exchange Commission on July 8, 2010 (the “8-K”). This Amendment is being filed solely to file an updated version of the Credit Agreement (as defined below), which makes clear that the Company may make Restricted Payments (as defined in the Credit Agreement), so long as certain conditions are met. The updated version of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

For the convenience of the reader, the Company has restated Items 1.01 and 2.03 (the Items relating to the Credit Agreement) from the 8-K in their entirety below. The disclosure below is identical to the disclosure originally included under Items 1.01 and 2.03 in the 8-K.

This Amendment does not reflect events that have occurred after the filing of the 8-K and does not modify or update disclosures as originally filed, except as described in this explanatory note.

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2010, National Financial Partners Corp. (the “Company”) entered into a new $225.0 million credit facility governed by the Credit Agreement, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent (the “Credit Agreement”). Capitalized terms used and not defined in this Item 1.01 have the meanings set forth in the Credit Agreement.

The new credit facility is structured as (i) a $100.0 million four-year revolving credit facility that includes a $35.0 million sub-limit for standby letters of credit and a $10.0 million sub-limit for the issuance of swingline loans and (ii) a $125.0 million four-year term loan facility. The term loan facility requires 2.5% quarterly principal amortization payments, beginning on September 30, 2010, with the remaining balance of the term loan facility payable on the maturity date of the Credit Agreement, which is July 8, 2014.

Under the terms of the Credit Agreement, the Company’s leverage ratio will be calculated as follows: as at the last day of any period, the ratio of (a) total debt on such day minus, if a segregated account has been established, the amount of cash on deposit on such day in the account, up to a maximum reduction of an amount not greater than the outstanding aggregate amount of the Company’s 0.75% convertible senior notes due 2012 (the “2007 Notes”) to (b) EBITDA (as defined in the Credit Agreement) for such period.

Under the terms of the Credit Agreement, loans will bear interest at either LIBOR or the base rate, at the Company’s election, plus an applicable margin, based on the Company’s leverage ratio, as set forth below:

Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
Greater than or equal to 2.0 to 1.0	3.25%	2.25%
Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	3.00%	2.00%
Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0	2.75%	1.75%
Less than 1.0 to 1.0	2.50%	1.50%

Mandatory prepayments of the new term loan facility are required upon the occurrence of certain events, including, without limitation, (i) sales of certain assets, (ii) the sale or issuance of capital stock during the continuance of an event of default under the Credit Agreement and (iii) the incurrence of certain additional indebtedness, subject to certain exceptions and reinvestment rights. Voluntary prepayments are permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs.

The Credit Agreement contains representations, warranties and covenants that are customary for similar credit arrangements, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with applicable laws and (iv) notification of certain events. Financial covenants will also require the Company to maintain (i) a leverage ratio of no greater than 2.5:1.0, (ii) an interest coverage ratio of no less than 4.0 to 1.0 and (iii) a fixed charge coverage ratio of no less than 2.0 to 1.0. The Credit Agreement contains various customary restrictive covenants, subject to certain exceptions, that prohibit the Company from, among other things, incurring additional indebtedness or guarantees, creating liens or other encumbrances on property or granting negative pledges, entering into merger or similar transactions, selling or transferring certain property, making certain restricted payments, making advances or loans, entering into transactions with affiliates and making payments on conversion of the 2007 Notes or the Company’s 4.0% convertible senior notes due 2017 (the “2010 Notes”) under certain circumstances.

The failure to comply with the foregoing covenants will constitute an event of default (subject, in the case of certain covenants, to applicable notice and/or cure periods) under the Credit Agreement. Other events of default under the Credit Agreement include, among other things, (i) the failure to timely pay principal, interest, fees or other amounts due and owing, (ii) a cross-default with respect to certain other indebtedness, (iii) the occurrence of certain bankruptcy or insolvency events, (iv) the inaccuracy of representations or warranties in any material respect, (v) the occurrence of a change of control, or other event constituting a “fundamental change” under the indenture governing the 2007 Notes or the 2010 Notes and (vi) the loss of lien perfection or priority. The occurrence and continuance of an event of default could result in, among other things, the acceleration of all amounts owing under the Credit Agreement and the termination of the lenders’ commitments to make loans under the Credit Agreement. The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s existing and future direct and indirect wholly-owned domestic subsidiaries, subject to certain limitations. In addition, the Company’s obligations under the Credit Agreement, subject to certain exceptions, are secured on a first-priority basis by (i) pledges of all the capital stock of certain of the Company’s direct and indirect domestic subsidiaries and up to 65% of the capital stock of certain of the Company’s foreign subsidiaries and (ii) liens on substantially all of the tangible and intangible assets of the Company and the guarantors.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The administrative agent for the Credit Agreement, the lenders thereunder and certain affiliates provide, and may in the future provide, certain commercial banking, financial advisory, trustee and investment banking services to the Company and its affiliates, for which they receive customary fees. An affiliate of the administrative agent and an affiliate of a participating lender acted as dealer managers for the Company’s tender offer described in Item 8.01 below and are receiving customary fees and expense reimbursements in connection therewith.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 8, 2010, among National Financial Partners Corp., the lenders party thereto and Bank of America, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Financial Partners Corp. Date: July 15, 2010

By:	/s/ Donna J. Blank
Name:	Donna J. Blank
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 8, 2010, among National Financial Partners Corp., the lenders party thereto and Bank of America, N.A., as administrative agent